Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
212-373-3000
212-757-3990
March 7, 2017

Nutraceutical International Corporation
1400 Kearns Boulevard, 2nd Floor
Park City, Utah, 84060
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to Nutraceutical International Corporation, a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of up to 1,372,799 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be offered pursuant to the Company’s Stock Purchase Plan for Employees, Stakeholders and Shareholders of Nutraceutical International Corporation (the “Plan”). The Shares are being registered for offering and sale from time to time as provided by Rule 415 under the Act.
In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Plan.
In addition, we have examined (i) such corporate records of the Company as we have considered appropriate, including copies of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company, as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares certified by the Company, and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinion expressed below. We have also relied upon certificates of public officials and the officers of the Company.
In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed that the Shares will be duly issued and delivered by the Company as contemplated by the Registration Statement.
Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when the Shares are duly issued and delivered to the purchasers of the Shares against payment of the agreed consideration, the Shares will be validly issued, fully paid and non-assessable.
The opinion expressed above is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.
We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.
Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP